Exhibit 4.1

AMENDMENT TO WARRANT TO PURCHASE COMMON STOCK

This Amendment to Warrant to Purchase Common Stock (this “Amendment”) is entered into as of June 27, 2018, between Daré Bioscience, Inc., a Delaware corporation (the “Company”), and the undersigned warrant holder (“Holder”).

WHEREAS, the Company issued to Holder a Warrant to Purchase Common Stock on February 15, 2018 (the “Warrant”).

WHEREAS, the Company and Holder desire to amend the Warrant to clarify the definition of “Excluded Securities” as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged and agreed, the parties hereby agree to amend the Warrant, effective as of the date the Warrant issued, as follows:

1.Amendment to Definition of Excluded Securities. The definition of Excluded Securities set forth in Section 17(q) of the Warrant is hereby deleted in its entirety and replaced with:

“(q) ‘Excluded Securities’ means (i) shares of Common Stock or standard options to purchase Common Stock issued to directors, officers or employees of the Company for services rendered to the Company in their capacity as such pursuant to an Approved Stock Plan (as defined above), provided that (A) during the six (6) month period following the Subscription Date, all such issuances (taking into account the shares of Common Stock issuable upon exercise of such options) after the Subscription Date pursuant to this clause (i) do not, in the aggregate, exceed more than 5% of the Common Stock issued and outstanding immediately prior to the Subscription Date, and (B) the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any of the Buyers; (ii) shares of Common Stock issued upon the conversion or exercise of Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the Subscription Date, provided that the conversion price of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) is not lowered, none of such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects any of the Buyers; and (iii) the shares of Common Stock issuable upon exercise of the Registered Warrants; provided, that the terms of the Registered Warrant are not amended, modified or changed on or after the Issuance Date (other than antidilution adjustments pursuant to the terms thereof in effect as of the Issuance Date).”

2.Miscellaneous. Except as specifically provided in this Amendment, no other amendments, revisions or changes are made to the Warrant. All other terms and conditions of the Warrant remain in full force and effect. This Amendment may be attached to and shall form a part of the Warrant. This Amendment may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without regard to principles of conflicts of law. This Amendment will be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and permitted assigns.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT as of the date first set forth above.

COMPANY: Daré Bioscience, Inc.

By:
Name:
Title:

HOLDER (if an entity):
(Printed Name)
By:
Name:
Title:

HOLDER (if an individual):
Signature:
Name: